Exhibit 99.1
Adams Respiratory Therapeutics, Inc.
NONSTATUTORY STOCK OPTION CERTIFICATE
Non-transferable
G R A N T    T O

(“Optionee”)
of the right to purchase from Adams Respiratory Therapeutics, Inc. (the “Company”)
                     shares of its common stock, $0.01 par value, at the price of $           per share (the “Options”)
pursuant to and subject to the provisions of the Adams Respiratory Therapeutics, Inc. 2005 Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages of this award certificate (this “Certificate”).
Unless vesting is accelerated in accordance with the Plan or in the discretion of the Committee, the Options shall vest (become exercisable) in accordance with the following schedule:

Continuous Status as a Participant
after Grant Date	Percent of Option Shares Vested
1 year	33%
2 years	66%
3 years	100%
By accepting this award, Optionee shall be deemed to have agreed to the terms and conditions of this Certificate and the Plan.
IN WITNESS WHEREOF, Adams Respiratory Therapeutics, Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed as of the Grant Date.

ADAMS RESPIRATORY THERAPEUTICS, INC.		Grant Date: August 24, 2007

By:	*SAMPLE DOCUMENT*	Accepted by Grantee:	*SAMPLE DOCUMENT*

Its:	Authorized Officer

2007 Stock Option Grant
TERMS AND CONDITIONS
1. Vesting of Options. The Options shall vest (become exercisable) in accordance with the schedule shown on the cover page of this Certificate. Notwithstanding the foregoing vesting schedule, the Options shall become fully vested and exercisable (i) immediately upon a Change in Control if the Options are not assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board, or (ii) upon Optionee’s termination of employment if the Options are assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control, and within two years after the Change in Control Optionee’s employment is terminated without Cause or, if Optionee has an employment or similar agreement in which Optionee is permitted to resign for Good Reason, Optionee resigns for Good Reason, or (iii) upon Optionee’s termination of employment by reason of death or Disability, regardless of whether a Change in Control has occurred.
2. Term of Options and Limitations on Right to Exercise. The term of the Options will be for a period of ten years, expiring at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the “Expiration Date”). To the extent not previously exercised, the Options will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:
(a) Three months after the termination of Optionee’s Continuous Status as a Participant for any reason other than by reason of Optionee’s death or Disability.
(b) Twelve months after the date of the termination of Optionee’s Continuous Status as a Participant by reason of Disability.
(c) Twelve months after the date of Optionee’s death, if Optionee dies while employed, or during the three-month period described in subparagraph (a) above or during the twelve-month period described in subparagraph (b) above and before the Options otherwise lapse. Upon Optionee’s death, the Options may be exercised by Optionee’s beneficiary designated pursuant to the Plan.
The Committee may, prior to the lapse of the Options under the circumstances described in subparagraphs (a), (b) or (c) above, extend the time to exercise the Options as determined by the Committee in writing. If Optionee returns to employment with the Company during the designated post-termination exercise period, then Optionee shall be restored to the status Optionee held prior to such termination but no vesting credit will be earned for any period Optionee was not in Continuous Status as a Participant. If Optionee or his or her beneficiary exercises an Option after termination of service, the Options may be exercised only with respect to the Shares that were otherwise vested on Optionee’s termination of service, including Options vested by acceleration under Paragraph 1.
3. Exercise of Option. The Options shall be exercised by (a) written notice directed to the Secretary of the Company or his or her designee at the address and in the form specified by the Secretary from time to time and (b) payment to the Company in full for the Shares subject to such exercise (unless the exercise is a broker-assisted cashless exercise, as described below). If the person exercising an Option is not Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. Payment for such Shares shall be in (a) cash, (b) Shares previously acquired by the purchaser, (c) withholding of Shares from the Option, or (d) any combination thereof, for the number of Shares specified in such written notice. The value of Shares surrendered or withheld for this purpose shall be the Fair Market Value as of the last trading day immediately prior to the exercise date. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and any limitations as may be applied from time to time by the Committee (which need not be uniform), the Options may be exercised through a broker in a so-called “cashless exercise” whereby the broker sells the Option Shares on behalf of Optionee and delivers cash sales proceeds to the Company in payment of the exercise price.
4. Beneficiary Designation. Optionee may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of Optionee hereunder and to receive any distribution with respect to the Options upon Optionee’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Certificate and the Plan, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives Optionee, the Options may be exercised by the legal representative of Optionee’s estate, and payment shall be made to Optionee’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by Optionee at any time provided the change or revocation is filed with the Company.
5. Withholding. The Company or any employer Affiliate has the authority and the right to deduct or withhold, or require Optionee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Optionee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the exercise of the Options. The withholding requirement may

2007 Stock Option Grant
be satisfied, in whole or in part, at the election of the Company’s general counsel, principal financial officer or comptroller, by withholding from the Options Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as such officer establishes. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Optionee.
6. Limitation of Rights. The Options do not confer to Optionee or Optionee’s beneficiary designated pursuant to Paragraph 4 any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the exercise of the Options. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Optionee’s service at any time, nor confer upon Optionee any right to continue in the service of the Company or any Affiliate.
7. Restrictions on Transfer and Pledge. No right or interest of Optionee in the Options may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of Optionee to any other party other than the Company or an Affiliate. The Options are not assignable or transferable by Optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Option under the Plan; provided, however, that the Committee may (but need not) permit other transfers. The Options may be exercised during the lifetime of Optionee only by Optionee or any permitted transferee.
8. Restrictions on Issuance of Shares. If at any time the Committee or the Board shall determine in its discretion, that registration, listing or qualification of the Shares covered by the Options upon any securities exchange or similar self-regulatory organization or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Options, the Options may not be exercised in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee or the Board.
9. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. Without limiting the foregoing, the terms and conditions of the Options, including the number of shares and the class or series of capital stock which may be delivered upon exercise of the Options, are subject to adjustment as provided in Article 15 of the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative. Any conflict between this Certificate and the terms of a written employment or change-in-control agreement with Optionee that has been approved, ratified or confirmed by the Committee or the Board prior to the Grant Date shall be decided in favor of the provisions of such employment or change-in-control agreement.
10. Successors. This Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Certificate and the Plan.
11. Severability. If any one or more of the provisions contained in this Certificate is invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.
12. Relationship to Other Benefits. The Options shall not affect the calculation of benefits under any other compensation plan or program of the Company, except to the extent specially provided in such other plan or program.
13. Notice. Notices and communications hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Adams Respiratory Therapeutics, Inc., 4 Mill Ridge Lane, Chester, New Jersey 07930; Attn: Secretary, or any other address designated by the Company in a written notice to Optionee. Notices to Optionee will be directed to the address of Optionee then currently on file with the Company, or at any other address given by Optionee in a written notice to the Company.